UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2015

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2015, UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Catamaran Corporation, a Yukon Territory corporation (“Catamaran”), and 1031387 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and wholly owned subsidiary of UnitedHealth Group (“Purchaser”), providing for the completion of a statutory arrangement under Yukon Territory law whereby Purchaser will acquire all of the outstanding shares of Catamaran capital stock for $61.50 per share in cash, on the terms and subject to the conditions set forth in the Arrangement Agreement (the “Transaction”). UnitedHealth Group plans to pay the purchase price and the related costs and expenses of the Transaction principally from the proceeds of new indebtedness.

The consummation of the Transaction is subject to customary closing conditions, including, without limitation, the receipt of regulatory approvals (which include, among others, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable approvals required under the Canadian Competition Act, the Investment Canada Act, and Ohio insurance regulations (with respect to Catamaran’s Ohio-based insurance subsidiary)), approval of the Transaction by Catamaran shareholders at a special meeting, and approval of the Supreme Court of Yukon. The Arrangement Agreement also contains customary representations, warranties, and pre-closing covenants.

The Arrangement Agreement also contains certain termination rights for each of UnitedHealth Group and Catamaran. Either party may terminate the Arrangement Agreement if: (1) the parties mutually agree; (2) the Transaction has not been consummated by December 29, 2015 (as such date may be extended for up to 120 days under certain circumstances if required regulatory approvals are still pending) or such later date as may be agreed by UnitedHealth Group and Catamaran; (3) a governmental authority issues an order prohibiting the Transaction; (4) Catamaran shareholders fail to approve the Transaction; or (5) the other party breaches any representations, warranties or covenants under the Arrangement Agreement and such uncured breach would cause a failure of the other party’s conditions to close the Transaction, except in each case, as otherwise set forth in the Arrangement Agreement. In addition, UnitedHealth Group may terminate the Arrangement Agreement if the Catamaran board of directors changes its recommendation that the Catamaran shareholders approve the Transaction and Catamaran may terminate the Arrangement Agreement prior to its shareholders approving the Transaction in order to enter into an alternative acquisition agreement with a third party with respect to a Superior Proposal (as defined in the Arrangement Agreement).

If the Arrangement Agreement is terminated in certain specified circumstances, including, without limitation, by UnitedHealth Group due to the Catamaran board of directors changing its recommendation that the Catamaran shareholders approve the Transaction or by Catamaran in order to enter into an alternative acquisition agreement with a third party with respect to a superior proposal prior to its shareholders approving the Transaction, Catamaran must pay UnitedHealth Group a termination fee.

The foregoing description of the Arrangement Agreement contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the Arrangement Agreement’s terms and is qualified in its entirety by the terms and conditions of the Arrangement Agreement. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Arrangement Agreement is not intended to be a source of factual, business, or operational information about the parties. The representations and warranties contained in the Arrangement Agreement were made only for purposes of the Arrangement Agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, and may be subject to limitations agreed among those parties, including being qualified by confidential disclosures among the parties. The covenants contained in the Arrangement Agreement may also be qualified by confidential disclosures among the parties. Instead of establishing matters as facts, the representations and warranties may have been made to allocate risks contractually among the parties, including where the parties do not have complete knowledge of all facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on representations or warranties, or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the execution of the Arrangement Agreement is furnished as Exhibit 99.1 hereto, and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any UnitedHealth Group filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements.

This communication may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking statements” or “forward looking information” as defined under U.S. federal and Canadian provincial securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements or information, which generally are not historical in nature. Such statements or information may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors, including the failure to complete or receive the anticipated benefits from UnitedHealth Group Incorporated’s (“UnitedHealth Group”) acquisition of Catamaran Corporation (“Catamaran”); the possibility that the parties may be unable to successfully integrate Catamaran’s operations into those of UnitedHealth Group; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Catamaran may not be achieved; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the failure to obtain Catamaran shareholder approval in a timely manner or otherwise; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the arrangement; UnitedHealth Group and Catamaran are subject to intense competition; factors that affect UnitedHealth Group’s ability to generate sufficient funds to maintain its quarterly dividend payment cycle; foreign currency translation fluctuations and changes in capital markets conditions, UnitedHealth Group’s capital requirements or its estimated results of operations that may result in debt to capital ratio that is lower or higher than UnitedHealth Group anticipated; the other factors discussed in “Risk Factors” in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the United States Securities and Exchange Commission (“SEC”) on February 10, 2015, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com, and UnitedHealth Group’s other filings with the SEC, which are available at http://www.sec.gov and the other factors discussed in “Risk Factors” in Catamaran’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and on Catamaran’s website at http://www.catamaranrx.com, and Catamaran’s other filings with the SEC, which are available on http://www.sec.gov. UnitedHealth Group and Catamaran assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date hereof.

Additional Information and Where to Find It.

This communication may be deemed under U.S. federal securities laws to be solicitation material in respect of the proposed acquisition of Catamaran by UnitedHealth Group. This communication shall not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed acquisition, UnitedHealth Group and Catamaran intend to file relevant materials with the SEC and the Canadian Securities Administrators, as required, including Catamaran’s proxy circular and proxy statement on Schedule 14A. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, SHAREHOLDERS OF CATAMARAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS, INCLUDING CATAMARAN’S PROXY CIRCULAR AND PROXY STATEMENT CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and at the Canadian Securities Administrators website, www.sedar.com, and Catamaran shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Catamaran. Such documents are not currently available.

Participants in Solicitation.

UnitedHealth Group and its directors and executive officers, and Catamaran and its directors and executive officers, may be deemed under U.S. federal securities laws to be participants in the solicitation of proxies from the holders of Catamaran common stock in respect of the proposed transaction. Information about the directors and executive officers of UnitedHealth Group can be found in UnitedHealth Group’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 10, 2015, and in other filings with the SEC, and on UnitedHealth Group’s website, at http://www.unitedhealthgroup.com. Information about the directors and executive officers of Catamaran is set forth in the Proxy Circular and Proxy Statement for Catamaran’s 2015 Annual Meeting of Shareholders, which was filed with the SEC and the Canadian Securities Administrators on March 27, 2015. Investors may obtain additional information regarding the interest of such participants in the proposed transaction by reading the proxy circular and proxy statement regarding the acquisition when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

2.1*	Arrangement Agreement, dated as of March 29, 2015, among UnitedHealth Group Incorporated, 1031387 B.C. Unlimited Liability Company and Catamaran Corporation.

99.1	Press Release, dated March 30, 2015.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Richard J. Mattera
Richard J. Mattera
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Arrangement Agreement, dated as of March 29, 2015, among UnitedHealth Group Incorporated, 1031387 B.C. Unlimited Liability Company and Catamaran Corporation.

99.1	Press Release, dated March 30, 2015.